EXHIBIT 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement, dated as of ____________________, is made by and between ServiceNow, Inc., a Delaware corporation (the “Company”), and _______________________________________, a director, officer or key employee of the Company or one of its Subsidiaries or Affiliates who satisfies the definition of Indemnifiable Person (each as defined below) (“Indemnitee”).

RECITALS

A.    The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and are afforded rights to indemnification and advancement of Expenses (as defined below), due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;

B.    The members of the Board of Directors of the Company (the “Board”) have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates;

C.    Section 145 (“Section 145”) of the Delaware General Corporation Law (the “GCL”), contemplates that the Company may extend contractual rights to indemnification and advancement of Expenses to its officers, directors, employees and agents, and to persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises;

D.    This Agreement is a supplement to and in furtherance of any rights to indemnification or advancement of Expenses that are, or may be extended to, Indemnitee under the Company’s Certificate of Incorporation and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

E.    Indemnitee does not regard either the protection available under the Company’s Certificate of Incorporation and Bylaws or the protection afforded by the Company’s directors’ and officers’ liability insurance as adequate in the present circumstances, and may not be willing to serve as a director, officer, employee and or agent of the Company (and or in any other capacity at the request of the Company) without adequate protection;

F.    The Company desires and has requested Indemnitee to serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company and/or the Subsidiaries or Affiliates of the Company;

G.    Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and/or the Subsidiaries or Affiliates of the Company on the condition that Indemnitee be extended the contractual rights to indemnification and advancement of Expenses set forth herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.

(a)Affiliate. For purposes of this Agreement, “Affiliate” of the Company means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is or was serving, or has agreed to serve, as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b)Change in Control. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding capital stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) at least 80% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets.

(c)Expenses. For purposes of this Agreement, “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a participant (including as a witness) in, a Proceeding, or establishing or enforcing a right to indemnification or advancement of Expenses under this Agreement, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties or amounts paid in settlement of a Proceeding.

(d)Indemnifiable Event.    For purposes of this Agreement, “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service for the Company or any Subsidiary or Affiliate as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(e)Indemnifiable Person. For the purposes of this Agreement, “Indemnifiable Person” means any person who is or was a director, officer, trustee, manager, member, partner, employee, attorney, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(f)Independent Counsel. For purposes of this Agreement, “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time the determination as to whether such counsel is independent is made and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(g)Independent Director. For purposes of this Agreement, “Independent Director” means a member of the Board who is not a party to the Proceeding for which a claim is made under this Agreement.

(h)Other Liabilities. For purposes of this Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement of a Proceeding and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).

(i)Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(j)Subsidiary. For purposes of this Agreement, “Subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

2.Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise. This Agreement shall not be deemed an employment contract between the Company or any of its Subsidiaries or Affiliates, on the one hand, and Indemnitee, on the other. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee. Without limiting the foregoing, Indemnitee specifically acknowledges that Indemnitee's employment, if any, with the Company (or any of its Subsidiaries or Affiliates) is at will and that Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written agreement between Indemnitee and the Company (or any of its Subsidiaries or Affiliates), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Company’s Certificate of Incorporation or Bylaws and the GCL.

3.Mandatory Indemnification.

(a)Agreement to Indemnify. In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest extent not prohibited by the GCL, as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the GCL permitted prior to the adoption of such amendment).

(b)Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties and amounts paid in settlement of a Proceeding) to the extent such Expenses or Other Liabilities have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers, or other type, of insurance maintained by or on behalf of the Company.

(c)Company Obligations Primary. The Company hereby acknowledges that Indemnitee may have rights to indemnification for Expenses and Other Liabilities provided by [name of VC or other sponsoring organization (“Other Indemnitor”)]. The Company agrees with Indemnitee that the Company is the indemnitor of first resort of Indemnitee with respect to matters for which indemnification is provided under this Agreement and that the Company will be obligated to make all payments due to or for the benefit of Indemnitee under this Agreement without regard to any rights that Indemnitee may have against the Other Indemnitor. The Company hereby waives any equitable rights to contribution or indemnification from the Other Indemnitor in respect of any amounts paid to Indemnitee hereunder. The Company further agrees that no reimbursement of Other Liabilities or payment of Expenses by the Other Indemnitor to or for the benefit of Indemnitee shall affect the obligations of the Company hereunder, and that the Company shall be obligated to repay the Other Indemnitor for all amounts so paid or reimbursed to the extent that the Company has an obligation to indemnify Indemnitee for such Expenses or Other Liabilities hereunder.

4.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but is not entitled to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which indemnification is prohibited by the GCL. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

5.Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or the Chief Executive Officer of the Company and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or the Chief Executive Officer of the Company. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement. In the event of a Change in Control subsequent to the date of this Agreement, or the Company’s becoming insolvent, including being placed into receivership or entering the federal bankruptcy process, the Company shall maintain in force any directors’ and officers’ liability insurance policies then maintained by the Company in providing insurance in respect of Indemnitee for a period of not less than six years after the date of such Change of Control or the date on which the Company became insolvent, as applicable.

6.Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance prior to the final disposition of the Proceeding all Expenses reasonably incurred by Indemnitee in connection with (including in preparation for) a Proceeding not initiated by Indemnitee related to an Indemnifiable Event. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the GCL, and no additional form of undertaking with respect to such obligation to repay shall be required. The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon. In the event that Indemnitee’s request for the advancement of Expenses shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such Expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary.

7.Notice and Other Indemnification Procedures.

(a)Notification. As soon as reasonably practicable after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. However, Indemnitee’s failure to so notify the Company, or any delay in Indemnitee’s provision of such notice, shall not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise, except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.

(b)Insurance and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c)Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, for so long as such counsel is acting on behalf of Indemnitee in the Proceeding, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there is likely to be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense.

(d)Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred subsequent to the date of this Agreement, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding. The Company shall promptly notify Indemnitee upon the Company’s receipt of an offer to settle, or if the Company makes an offer to settle, any Proceeding, and provide Indemnitee with a reasonable amount of time to consider such settlement, in the case of any such settlement for which the consent of Indemnitee would be required hereunder. The Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is a party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of the settlement is to be funded from insurance proceeds unless approved by a majority of the Independent Directors, provided that this sentence shall cease to be of any force and effect if it has been determined in accordance with this Agreement that Indemnitee is not entitled to indemnification hereunder with respect to such Proceeding or if the Company’s obligations hereunder to Indemnitee with respect to such Proceeding have been fully discharged.

8.Determination of Right to Indemnification.

(a)Success on the Merits or Otherwise. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 8 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(b)Partial Indemnification in Other Situations. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c)Standard of Conduct Determination. Indemnitee shall be entitled to select the manner in which any determination of whether or not Indemnitee has met the applicable standard of conduct necessary to demonstrate Indemnitee’s entitlement to indemnification under the GCL shall be decided, and such election will be made from among the following:

(1)    Those members of the Board who are Independent Directors, even though less than a quorum;
(2)    A committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or
(3)    Independent Counsel selected by Indemnitee and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion.
If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the manner in which such determination is made, then Indemnitee shall not select Independent Counsel to make such determination unless there are no Independent Directors or unless the Independent Directors direct that such determination shall be made by Independent Counsel. The party selected to make such standard of conduct determination shall be referred to herein as the “Reviewing Party.” Notwithstanding the foregoing, following any Change in Control subsequent to the date of this Agreement, the Reviewing Party shall be Independent Counsel selected in the manner provided in Section 8(c)(3) above.

(d)As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s selection of the Reviewing Party pursuant to Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company and, in the event Independent Counsel is the Reviewing Party, the Company shall indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(e)Remedies of Indemnitee. In the event that (i) a determination is made pursuant to this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) any advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no required determination of entitlement to indemnification shall have been made within thirty (30) days (or such longer period as may be mutually agreed) after the Reviewing Party’s receipt of the information contemplated by Section 8(d) , (iv) payment of indemnification is not made pursuant to Section 8(a) within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3(a), 4 or 8(b) of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of Indemnitee's entitlement to such indemnification or advancement of Expenses. If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8(e), absent (x) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (y) a prohibition of such indemnification under applicable law.

(f)Expenses. Notwithstanding anything to the contrary set forth herein, the Company shall, within ten days after receipt by the Company of a written request therefor, advance such Expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee; provided, that if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(g)Determination of “Good Faith”. For purposes of any determination of whether Indemnitee acted in “good faith” Indemnitee shall be deemed to have acted in good faith if in taking or failing to take the action in question Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate, or on information or records given or reports made to the Company or a Subsidiary or Affiliate by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or a Subsidiary or Affiliate. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of expenses, the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

9.Exceptions. Any other provision herein to the contrary notwithstanding,

(a)Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to any Proceeding

(or any part of any Proceeding) or claims initiated or brought voluntarily by Indemnitee, including, without limitation, any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or agents or other indemnitees, and not by way of defense, except (1) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, or (2) where the Board has consented to the initiation of such Proceeding (or part thereof) prior to its initiation; or

(b)Actions Based on Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of (i) any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of l934 and amendments thereto or similar provisions of any federal, state or local statutory law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c)Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Expenses or Other Liabilities if such indemnification is prohibited by law as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal.

10.Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12.Supersession, Modification and Waiver. This Agreement supersedes any prior indemnification agreement between the Indemnitee and the Company, its Subsidiaries or its Affiliates. If the Company and Indemnitee have previously entered into a separate agreement providing for the Company’s indemnification of or advancement of Expenses to Indemnitee, the parties’ entry into this Agreement shall be deemed to amend and restate such prior agreement to read in its entirety as, and shall be superseded by, this Agreement; provided, however, that this Agreement shall be a supplement to, and shall be deemed to be in furtherance of, any rights to indemnification or advancement of Expenses extended to Indemnitee by the Company from time to time under the Company’s Certificate of Incorporation or Bylaws or under applicable law, and this Agreement shall in no way be deemed a substitute for, nor shall it diminish or abrogate any rights of Indemnitee thereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

13.Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company).
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14.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgment of receipt form accompanying delivery through the U.S. mail, (iii) personal service by a process server, or (iv) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 14. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

15.Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 8(e) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

16.Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

17.Subrogation and Contribution. (a) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(b)     To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

18.Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to enforce this Agreement by seeking injunctive relief or specific performance, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The parties further agree that Indemnitee shall be entitled to such specific performance and injunctive relief without the need of posting bonds or other undertakings in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Delaware Court of Chancery, and the Company hereby waives any such requirement of a bond or undertaking.1

19.Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20.Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

21.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

22.Consent to Jurisdiction. Each of the Company and Indemnitee hereby irrevocably (i) agrees that any action, suit or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States or any court in any other jurisdiction, (ii) consents to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action, suit or proceeding which arises out of or relates to this Agreement, (iii) agrees to appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, the registered agent of the Company in the State of Delaware as in effect from time to time (or, if the Company or its successor and/or assign ceases to have a registered agent in the State of Delaware, its last registered agent) as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action, suit or proceeding in the Delaware Court of Chancery, and (v) waive, and agree not to plead or make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

1 NTD: Waiving the posting of a bond is a very director-friendly provision - not as common, but the bond amounts can be high in Chancery Court.

23.Duration. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a representative of the Company or, at the request of the Company, as a representative of a Subsidiary or Affiliate, and (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to this Agreement relating thereto.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

SERVICENOW, INC.:

By:
Its:

INDEMNITEE:

Address: